                                                                    Exhibit 99.2
                                                       #2632






CONTACT:  Chuck Suits or Mary Lou Kromer     407/362-2600 or
                                             800/GRACE99



              GRACE REPORTS NMC IS TARGET OF FEDERAL INVESTIGATION;
                WILL HAVE NO IMPACT ON NMC-FRESENIUS TRANSACTION


     BOCA RATON, Fla., February 12, 1996- -W. R. Grace & Co. (NYSE: GRA) today reported that National Medical Care, Inc. (NMC), Grace's principal health care subsidiary, has received a letter from the United States Attorney for the District of New Jersey indicating that NMC is a target of a federal grand jury investigation into possible violations of criminal law in connection with NMC's efforts to persuade the U.S. Food and Drug Administration to lift a January 1991 import hold issued with respect to NMC's Dublin, Ireland manufacturing facility. The material element of the import hold was lifted in 1992. The target letter relates to the previously disclosed investigation of NMC by a federal grand jury in New Jersey. Grace stated that the target letter will not have an impact on the recently announced transaction involving NMC and Fresenius AG, and that the outcome of the investigation will not have a material impact on NMC.

     Grace is a leading global supplier of flexible packaging and specialty chemicals, and a leading provider of specialized health care services.


                                       ###